Exhibit 10.2(c)


                FORM OF AMENDED AND RESTATED SEVERANCE AGREEMENT
                          (for Non-Executive Officers)


     SEVERANCE AGREEMENT, dated as of May 23, 1995, as amended and restated as of November 16, 1995, by and between Century Telephone Enterprises, Inc., a Louisiana corporation (the "Company"), and ______________ ("Officer").

                                   WITNESSETH:

     WHEREAS, as of May 23, 1995, the Company and Officer entered into an agreement providing for severance benefits on terms and conditions substantially similar to those set forth herein (the "Original Agreement"); and

     WHEREAS, the Company and Officer wish to modify the Original Agreement to completely amend and restate Section 3.2 thereof, as approved by the Compensation Committee of the Company's Board of Director's on November 16, 1995 and ratified by the full Board as of the same date;

     NOW, THEREFORE, in consideration of the respective covenants and agreements of the parties contained herein, and intending to be legally bound hereby, the parties agree that the Original Agreement is hereby amended and restated in its entirety to read as follows:


                                    SECTION 1

                                   DEFINITIONS

     As used herein, the following terms shall have the meanings specified.

     1.1  The "Act" - the Securities Exchange Act of 1934, as amended.

     1.2 "Announcement Date" - the earlier of (i) the day of the public announcement of a Change in Control (as hereinafter defined) or a proposal that results in a Change in Control or (ii) the date that the Board enters into negotiations with any person or entity, which negotiations result in a Change in Control.

     1.3 "Auditors" - the Company's regular independent auditors as of the Announcement Date.

     1.4  "Board" - the Board of Directors of the Company.

     1.5 "Cause" - conviction of a felony, habitual intoxication, abuse of or addiction to a controlled dangerous substance, excessive absenteeism, the willful and continued failure by Officer to substantially perform his duties hereunder (other than any such failure resulting from Officer's incapacity due to physical or mental illness) after demand for substantial performance is delivered by the Company that specifically identifies the manner in which the Company believes Officer has not substantially performed his duties, or the willful engaging by Officer in misconduct which is materially injurious to the Company, monetarily or otherwise. For purposes of this paragraph, no act or failure to act on Officer's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Company. Notwithstanding the foregoing, Officer shall not be deemed to have been terminated for Cause without (i) reasonable notice to Officer setting forth the reasons for the Company's intention to terminate for Cause, (ii) an opportunity for Officer, together with his counsel, to be heard before the Board, and (iii) delivery to Officer of notice from the Board finding that, in the good faith opinion of the Board, Officer has been guilty of conduct set forth above in the preceding sentence, and specifying the particulars thereof in detail.

     1.6 "Change in Control" - (i) the occurrence of an event with respect to the Company of a nature that would be required to be reported in response to
Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Act; (ii) any "person" (as such term in used in Section 13(d) and 14(d) of the Act), other than the Company or any "person" who on the date hereof is a director, officer, an employee benefit plan or related trust or affiliate of the Company, becoming the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities entitled to vote generally in the election of directors; (iii) the Company, its capital stock, or all or substantially all of its assets are acquired by or combined with (either through a merger, consolidation, reorganization, share exchange or otherwise) with another entity and less than a majority of the outstanding voting power of the parent or surviving corporation are owned, immediately after consummation of such transaction, by Century's shareholders immediately prior to such time; or (iv) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board ceasing for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period shall have been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period.

     1.7 "Code" - Internal Revenue Code of 1986, as amended.

     1.8 "Company" - Century Telephone Enterprises, Inc. or any successor thereto.

     1.9 "Compensation Amount" - the sum of (i) Officer's annual salary as of the Announcement Date plus (ii) all cash and stock bonuses (valued on the date of grant) earned by Officer for the most recent twelve-month period ending before the effective date of a Change in Control.

     1.10 "Effective Termination" - following an Announcement Date, any action taken by the Company or any controlling entity of the Company in relation to Officer's salary, duties or position as an officer of the Company, other than an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company (or any controlling entity of the Company) within three days after receipt of notice thereof given by Officer, that, in Officer's reasonable judgment, results in any of the following: (a) a reduction in Officer's salary as of the Announcement Date or a reduction in the value of the benefits received by Officer under any pension or welfare employee benefit plan maintained by the Company as of the Announcement Date; (b) a diminution in Officer's duties, responsibilities and position in the management of the Company and its subsidiaries including, without limitation, (i) the permanent assignment to Officer of duties not consistent with Officer's position as an officer of the Company, (ii) the demotion of Officer or (iii) the failure to provide Officer with secretarial assistance and all support, staff, office, equipment and other facilities necessary to carry out his functions as an officer of the Company;
(c) the relocation of Officer to an office outside of the city in which he performed his services for the Company immediately prior to the Announcement Date; or (d) the refusal to allow Officer to attend to matters or engage in activities not directly related to the business of the Company which are of the type which he attended to or engaged in prior to the Announcement Date or was permitted to attend to or engage in by the Chief Executive Officer or the Board prior to the Announcement Date.


                                    SECTION 2

                                      TERM

     This Agreement shall terminate on the earlier of (i) May 24, 2000 or (ii) the date that Officer ceases to be an employee of the Company at any time prior to an Announcement Date.


                                    SECTION 3

                          COMPENSATION UPON TERMINATION

     3.1 Compensation and Severance Benefits. (a) If, during the period beginning on the Announcement Date and ending 18 months following the effective date of a Change in Control, the Company (or any controlling entity of the Company) shall terminate Officer's employment with the Company, other than for Cause, or if Officer resigns because an event constituting an Effective Termination has occurred, Officer shall receive, in addition to all amounts to which he is entitled pursuant to the Company's termination policies and plans then in effect, as severance pay, an amount equal to 150% of the Compensation Amount. Such severance payment shall be made in a lump sum within five business days of the date that Officer's employment is terminated or the date that Officer notifies the Company that an event constituting an Effective Termination has occurred.

          (b) Contemporaneously with any payments due under paragraph (a) and in addition to any other amounts due, the Company shall pay in cash to Officer an additional amount (the "Gross-up Payment") such that the sum of all such payments will enable Officer to receive on a net basis, after deducting any excise tax imposed on Officer by Section 4999 of the Code in connection with his receipt of all such payments and any federal, state and local income taxes imposed on Officer in connection with his receipt of all such payments, the same dollar amount as Officer would receive on a net basis (after deducting any applicable federal, state and local income taxes) if no such excise tax were payable under Section 4999 of the Code. In connection with making the Gross-up Payment, the Company shall cause the Auditors to furnish written calculations of
(a) Officer's "base amount" within the meaning of Section 280G of the Code and the regulations promulgated thereunder (the "Base Amount"), (b) the amount of any "parachute payment" deemed to have been received by Officer with respect to the Change in Control within the meaning of Section 280G of the Code and the regulations promulgated thereunder (the "Parachute Payment") and (c) the aggregate marginal income tax rate applicable to Officer, after taking into account all applicable federal, state and local income taxes (the "Applicable Rate"). Upon receipt of these calculations from the Auditors, the parties shall, unless they mutually agree in writing to the contrary, determine the amount of the Gross-up Payment in accordance with the following formula:

                         G = (.2P - .2B) / (.8 - R)

where G is the amount of the Gross-up Payment, P is the amount of the Parachute Payment, B is the Base Amount and R is the Applicable Rate. If the Auditors fail to timely complete and deliver the calculations referred to above, the Company may defer making the Gross-up Payment (but no other payments contemplated hereunder) until such calculations are received, provided that no deferral shall be permitted if the Auditor's untimeliness is caused directly or indirectly by the Company's failure to cooperate in good faith with the Auditors and further provided that in no event whatsoever shall this payment be deferred by more than 10 business days.

     3.2 Election of Benefits. If during the period beginning on the Announcement Date and ending eighteen months following the effective date of a Change of Control, the Company (or any controlling entity of the Company) shall terminate Officer's employment with the Company, other than for Cause, or if Officer resigns because an event constituting an Effective Termination has occurred, the Company shall, at its cost, continue for eighteen months following such termination date health, dental and life insurance benefits to Officer and his family at least equal to those generally applicable to other peer Officers of the Company and its affiliated companies (to the same extent as if Officer had continued to serve in such capacity), but in no event shall such benefits be less favorable than those in effect for Officer immediately prior to the Announcement Date; provided, however, that if Officer becomes reemployed with another employer and becomes eligible to receive comparable benefits under another employer-provided plan, the benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility. In the event that Officer's participation in any such insurance plan, program or arrangement is barred, or any such plan, program or arrangement is discontinued or the benefits thereunder materially reduced, the Company shall arrange to provide Officer with benefits substantially similar to those which Officer would otherwise be entitled to receive hereunder. At the end of the period of coverage hereinabove provided for, Officer shall have the option to have assigned to him, at no cost and with no apportionment of prepaid premiums, any assignable insurance owned by the Company that relates specifically to Officer. All medical and dental continuation coverage provided under this section shall run concurrently with COBRA coverage under Section 4980B(f) of the Internal Revenue Code of 1986.


     3.3 Additional Obligations of the Company. Nothing herein shall relieve the Company of its obligations to Officer under any qualified or non-qualified retirement plan, deferred compensation plan, incentive compensation plan, stock purchase plan, stock option plan, stock ownership plan, bonus plan, supplemental plan, insurance program or plan, or any other compensation, benefit or welfare plan or arrangement, or any agreement entered into thereunder.


                                    SECTION 4

                             SUCCESSORS; ASSIGNMENT

     4.1 Successors to Officer. This Agreement and all rights of Officer hereunder shall inure to the benefit of and be enforceable by the Officer's personal or legal representative, executors, administrators, successors, heirs, distributes, devises and legatees. If Officer should die while any amounts would still be payable to him hereunder, had he continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Officer's devise, legatee, or other designee or, if there be no such designee, to Officer's estate.

     4.2 Successors to Company. This Agreement and all obligations of the Company hereunder shall be binding on the Company and on any successor to the Company. The Company hereby agrees that it will not enter into any agreement to consolidate, amalgamate or merge with another entity or to convey all or substantially all of its assets to another entity unless such agreement provides for the rights set forth in this Agreement.

     4.3 Assignment by Officer. Neither this agreement nor any of its benefits may be assigned by Officer.


                                    SECTION 5

                                  MISCELLANEOUS

     5.1 Notice. Any notice provided for in this Agreement shall be actual notice and shall be deemed to have been duly given when actually received by Officer.

     5.2 Waiver. The failure by any party to enforce any of its rights hereunder shall not be deemed to be a waiver of such rights, unless such waiver is an express written waiver. Waiver of any one breach shall not be deemed to be a waiver of any other breach of the same or any other provision hereof.

     5.3 Whole Agreement. This Agreement constitutes the entire understanding and agreement among the parties hereto with respect to the subject matter hereof, and there are no agreements or understandings among the parties other than those set forth herein or provided hereby.

     5.4 Choice of Law. The validity of this Agreement, the construction of its terms and the determination of the rights and duties of the parties hereto shall be governed by and construed in accordance with the laws of the State of Louisiana applicable to contracts made and to be performed wholly within such state.

     5.5 Amendment. The parties may amend this Agreement by an instrument in writing signed by both parties.

     5.6 Severability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

     5.7   Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     5.8 Expenses. The Company shall reimburse Officer all expenses, including attorneys' fees, actually and reasonably incurred by Officer in any proceeding to enforce any of his rights under this Agreement.

     5.9 Confidentiality. Upon receipt of the payments or benefits contemplated by Section 3 hereof, Officer agrees to refrain for a period of 18 months from divulging any non-public, confidential or proprietary information concerning the Company or its subsidiaries to any person or entity other than the Company, its subsidiaries or their respective officers, directors or advisors, provided that this obligation shall lapse prior to the end of such 18-month period with respect to any information that (i) is or becomes generally available to the public other than as a result of a breach of this Section, (ii) is or becomes available to Officer on a non-confidential basis from a source other than the Company or its representatives, provided that such source is not known by Officer to have violated any confidentiality agreement with the Company in connection with such disclosure, or (iii) is acquired or developed independently by Officer without violating this Section.

     5.10 Demand for Benefits. Unless otherwise provided herein, the payment or payments due hereunder shall be paid to Officer without the need for demand, and to a beneficiary upon the receipt of the beneficiary's address and Social Security number. Nevertheless, Officer or a person claiming to be a beneficiary who claims entitlement to a benefit can file a claim for benefits hereunder with the Company. Unless otherwise provided herein, the Company shall accept or reject the claim within five business days of its receipt. If the claim is denied, the Company shall give the reason for denial in a written notice that refers to the provision of this Agreement that forms the basis of the denial. If any additional information or material is necessary to perfect the claim, the Company will identify these items in writing and explain why such additional information is necessary.

          IN WITNESS WHEREOF, the parties have executed this instrument as of the date and year first above written.




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